Exhibit 5


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                  MAC MUSIC LLC



      This Limited Liability Company Agreement of MAC Music LLC (this "Agreement"), entered into by and between Alpine Equity Partners L.P. ("Alpine") and Maroley Media Group LLC ("Maroley"), as members (the "Members").

      For the purpose of forming a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act"), the Members hereby agree as follows:

      1. NAME. The name of the limited liability company formed hereby is MAC Music LLC (the "Company").

      2. PURPOSE. The purpose of the Company is to invest in Platinum Entertainment, Inc. and to engage in the acquiring, holding and disposition of investments in other companies for investment purposes.

      3. REGISTERED OFFICE AND AGENT. The name and address of the registered office and agent of the Company in the State of Delaware are The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, DE 19805-1297.

      4. TERM. The Company commenced on October 10, 1997, the date of filing of a Certificate of Formation with respect to the Company in the office of the Delaware Secretary of State and shall continue in existence until the close of business on December 31, 2036, unless terminated earlier in accordance with the provisions of Section 7 hereof.

      5. MEMBERS. The Company has two members in accordance with the Act. The names and the mailing addresses of the Members of the Company are as follows:




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                  NAME                               ADDRESS

      Alpine                                    1285 Avenue of the Americas
                                                21st floor
                                                New York, NY 10019

      Maroley                                   70 East 55th St.
                                                26th floor
                                                New York, NY 10022


      6.    MANAGEMENT.

            (a) MANAGERS. Management of the Company shall be vested in one or more managers as may from time to time be designated by all of the Members (the "Managers"), who shall manage the Company in accordance with the Act. The initial Managers shall be Alpine and Maroley. Each of the Manager(s), after obtaining the consent of the other Manager(s), shall have the power and authority to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company set forth in this Agreement (including, without limitation, the management of the assets and investments of the Company including the sale or other disposition of all or any portion thereof, and the execution and delivery of regulatory filings on behalf of the Company), including all powers of a manager under the laws of the State of Delaware.

            (b) TAX MATTERS. The Members intend that the Company be treated as a partnership for all income tax purposes and the Manager(s) will file such necessary and appropriate forms in furtherance thereof. Alpine is hereby designated as the "tax matters partner" of the Company for purposes of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

            (c) LIABILITY OF MANAGERS. No Manager shall have any liability for the obligations of the Company except to the extent provided in the Act.

            (d) OFFICERS/RELIANCE/LIABILITY. The Manager(s) may appoint from time to time officers of the Company (the "Officers") including, but not limited to, the offices of Chairman, Vice Chairman, Chief Executive Officer, President, Chief Operating Officer, Vice President (who may be designated as Executive Vice

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President or by some other descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice President so appointed), Senior Managing Director and Managing Director, who shall (i) have such powers as are usually exercised by comparably designated officers of a Delaware corporation, and (ii) have the power to bind the Company through the exercise of such powers. Persons dealing with the Company shall be entitled to rely on the certificate of any Officer as conclusive evidence of incumbency of any Officer, and shall be entitled to rely on a copy of any resolution or other action taken by the Members and/or Manager(s), certified by any Officer, as conclusive evidence of such resolution or other action and of the authority of any Officer referred to in such resolution or other action to bind the Company. No Officer shall have any liability for the obligations of the Company except to the extent provided in the Act.

      7. DISSOLUTION. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

            (a)   December 31, 2036;

            (b) The written consent of all the Members or the agreement of all the Members by vote;

            (c) The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member who is a Manager or the occurrence of any other event which terminates the continued membership of any such Member in the Company unless within ninety (90) days following the occurrence of any such event, the remaining Members elect to continue the business of the Company;

            (d) The sale of all or substantially all of the assets of the Company; or

            (e) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

      8. CAPITAL CONTRIBUTIONS. Each of the Members hereby agrees to contribute to the Company $5,000,000 in cash and such other additional amounts at such time (in cash or other property) as may be agreed to among the Members. The limited liability company interest will, upon receipt by the Company of the capital

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contribution from each of the Members, be 50% for each contributing Member (the
"Member's Interest") with each Member having an initial capital account equal to the Member's initial cash contribution.

      9. ADDITIONAL CONTRIBUTIONS. Unless agreed by all the Members, no Member is required to make any additional capital contribution to the Company.

      10. ALLOCATION OF INCOME AND LOSSES. Unless otherwise agreed to, all items of income and losses shall be allocated among the Members in the same proportion as their then Member's Interest.

      11. DISTRIBUTIONS. Distributions shall be made to the Members at the times and in the aggregate amounts determined unanimously by the Manager(s). Such distributions shall be allocated among the Members in the same proportion as their then Member's Interest.

      12. TRANSFER AND ASSIGNMENTS OF INTEREST OF A MEMBER. Except as a Permitted Transfer (as hereinafter defined), or as set forth in Exhibit A with respect to "Buy-Sell Procedure" attached hereto and made a part hereof, or as approved by the Manager(s), no Member may, directly or indirectly, assign, sell or transfer in whole or in part, or pledge or otherwise grant, or attempt to grant, a lien or other security interest in, in whole or in part, or allow any entity or person that directly or indirectly controls such Member so to assign, sell or transfer or so to pledge or otherwise grant a security interest in such Member's Interest in the Company or in this Agreement (or in the case of any entity or person that controls such Member in any ownership interest therein (the "Parent's Interest"))and any attempted sale, assignment or transfer shall be void AB INITIO. A Member shall be permitted (and may allow any entity or person that directly or indirectly controls such Member) to assign or transfer all or any part of such Member's Interest (or in the case of any entity or person that controls such Member any Parent's Interest) to or for the benefit of a person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity which such Member or its current partners or members, directly or indirectly, through the ownership of voting securities or other beneficial interests, controls, is controlled by or is under the common control with such Member, provided any such person or entity to which such Member's Interest or Parent's Interest is assigned or transferred agrees to be governed by this Agreement (a "Permitted

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Transfer"). For purposes herein, the term "control" shall mean the aggregate ownership of at least 90% or more of the beneficial interest in the entity referred to.

      13. WITHDRAWAL OR RESIGNATION. Except for a Permitted Transfer, a Member may not withdraw or resign from the Company.

      14. ADMISSION OF ADDITIONAL MEMBERS. One (1) or more additional members of the Company may be admitted to the Company with the consent of all of the Members.

      15. LIABILITY OF MEMBERS. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

      16. EXCULPATION OF MEMBER/MANAGER. A Member exercising management powers or responsibilities for or on behalf of the Company shall not have personal liability to the Company or its Members for damages for any breach of duty in such capacity, provided that nothing in this Section shall eliminate or limit
(a) the liability of any such Member if a judgment or other final adjudication adverse to such Member establishes that the Member's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Member personally gained in fact a financial profit or other advantage to which the Member was not legally entitled or that with respect to a distribution to Members, such Member's acts were not performed in accordance with the Act, or (b) the liability of any such Member for any act or omission prior to the date of first inclusion of this Section in this Agreement.

      17. INDEMNIFICATION. To the fullest extent not prohibited by mandatory provisions of law that cannot be waived, the Company shall indemnify, hold harmless, protect and defend each of the Members, Manager(s) and/or Officers, if any, employees and agents of the Company (collectively, the "Indemnitees"), against any losses, claims, damages or liabilities, including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damage or liability, and any amounts expended in settlement of any claim (collectively, "Liabilities"), to which any Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the Company or by reason of the fact that he or it is or was a Member,

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Manager and/or Officer, if applicable, employee or agent of the Company or is or was serving at the request of the Company as a director, trustee, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, unless such Liability results from such Indemnitee's own willful malfeasance, fraud or willful violation of this Agreement. The provisions of this Section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Member, Manager and/or Officer, if applicable, employee or agent of the Company. Any indemnity under this Section 17 or otherwise should be paid out of and to the extent of the Company's assets only.

      18. ENTIRE AGREEMENT. This Agreement and Exhibit A constitute the entire agreement between the Members with respect to the subject matter hereof.

      19. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by such laws.

      20. AMENDMENTS. Amendments to this Agreement may be made only with the written consent of all the Members.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of October 10, 1997.



                                    MEMBERS:

                                    Alpine Equity Partners L.P.
                                    By: Alpine Equity Partners L.L.C.,
                                          its general partner

                                    By: /s/ Lisa A. Hook
                                        -------------------------------
                                        Name:  Lisa A. Hook
                                        Title: Managing Director


                                    Maroley Media Group LLC

                                    By: /s/ /Andrew B. Lipsher
                                        -------------------------------------
                                        Name:  Andrew B. Lipsher
                                        Title: Executive Vice President



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